EXHIBIT 10.1

                      AGREEMENT REGARDING THE SUPPLEMENTAL
                    TERMS OF THE INTERIM SAVVIS FINANCING AS
                    APPROVED BY THE MAY 3, 2001 ORDER OF THE
                         UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF MISSOURI
                      ------------------------------------


         This Agreement regarding the Supplemental Terms of the Interim SAVVIS Financing as Approved by the May 3, 2001 Order of the United States Bankruptcy Court for the Eastern District of Missouri ("Supplemental Agreement") is entered into as of May 3, 2001 (and effective subject only to satisfaction of the condition set forth in Section 9 hereof) by and among Bridge Information Systems, Inc. ("Bridge"), Bridge Data Company ("Bridge Data") and for and on behalf of all of Bridge's subsidiaries and affiliates which are debtors-in-possession in Case No. 01-41593-293, United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division and the other related cases being jointly administered thereunder (the "Case"), SAVVIS Communications Corporation, a Delaware corporation ("SAVVIS-Delaware") and SAVVIS Communications Corporation, a Missouri corporation ("SAVVIS-Missouri") (the latter two parties being sometimes referred to herein collectively referred to as "SAVVIS").

         The parties hereto state and agree as follows:

         1. The Sale Order. On May 3, 2001 the substantive terms of this Supplemental Agreement were read into the record in the Case and approved pursuant to the provisions of paragraphs 37 and 38 of the Bankruptcy Court's Order entered of even date in the Case (the "Sale Order").

         2. The Asset Purchase Agreement. Reuters America Inc. and Reuters S.A., and/or their respective designee(s) (the "Buyers") have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Bridge and certain of Bridge's subsidiaries as authorized by the Sale Order.

         3. The Interim SAVVIS Financing. This Supplemental Agreement sets forth the basic terms of the agreements between Bridge and SAVVIS providing for the supplemental terms relating to the interim SAVVIS financing agreed to between SAVVIS and the Buyers in order to finance SAVVIS during the period between the Sale Order and the closing of the aforesaid Asset Purchase Agreement between Bridge and Buyers (the "Pre-Closing Period") .

         4. The SAVVIS Executory Contract Agreements Relating to the Asset Purchase Agreement. In consideration of, inter alia, the agreement of Bridge to the supplemental terms set forth herein and the independent agreement of Buyers to provide interim supplemental financing to SAVVIS during the Pre-Closing Period, SAVVIS has agreed to enter into a new and separately-negotiated and documented Network Services Agreement with Buyers (the "Reuters NSA"), to be effective upon the closing of the Asset Purchase Agreement, and further not to object to Bridge's motion to reject the existing Network Services Agreement between Bridge and SAVVIS (the "Bridge NSA"), such rejection again to be effective only if and when the Asset Purchase Agreement closes.

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         5. The February, 2000 Note from SAVVIS-Delaware to Bridge and the
Satisfaction in Full of All Amounts Due Thereunder. In February, 2000, SAVVIS-Delaware executed a note in the principal amount of $21,565,751, (the "Note"), which Note matured by its terms on February 18, 2001. The amount currently due pursuant to the Note is approximately $23,000,000. On the other hand, Bridge presently owes SAVVIS-Missouri approximately $17,900,000 for domestic U.S. services provided by SAVVIS-Missouri to Bridge pursuant to the Bridge NSA prior to February 16, 2001 (the "SAVVIS Pre-Petition Receivable"). The parties have agreed that the Note indebtedness will be and will be deemed to be fully satisfied, effective upon the satisfaction and fulfillment of the conditions set forth in Sections 5(a)-(d) below, as follows:

            (a) SAVVIS has forgiven the SAVVIS Pre-Petition Receivable and has released Bridge from any and all damage claims, including, without limitation, any claim for indemnity or contribution regarding any claims of third parties, resulting from the rejection of Bridge NSA and any and all other pre-petition agreements entered into between SAVVIS and Bridge or any of Bridge's related chapter 11 debtors (the "Debtors"), including without limitation the Master Establishment and Transition Agreement between Bridge and SAVVIS, dated February 9, 2000, and the Network Services Agreement between Bridge and SAVVIS, dated February 15, 2000. Notwithstanding the foregoing, nothing herein shall release any claim by either SAVVIS-Delaware or SAVVIS-Missouri for (i) payments for post-petition services to the Debtors, including pursuant to the stipulations referred to in paragraph 12 herein, (ii) payments by Bridge related entities and/or subsidiaries that are not Debtors or (iii) the payments provided for in paragraph 7 herein;

            (b) SAVVIS has issued to Bridge $12,000,000 U.S. amount of convertible preferred SAVVIS stock (the "Preferred Stock") such Preferred Stock to be issued to Bridge upon the closing of long term financing pursuant to which SAVVIS Delaware issues preferred stock in an amount equal to no less than $50,000,000 (the "Long Term Financing"). The Preferred Stock will contain the same rights and terms as the shares issued to the entities providing Long Term Financing to SAVVIS. In the event that SAVVIS does not obtain Long Term Financing prior to January 1, 2002, then no Preferred Stock shall be issued, the Note shall remain unsatisfied and the SAVVIS Pre-Petition Receivable shall remain unpaid such that all parties hereto shall be returned to their respective positions with respect thereto without waiver of any claims, rights, defenses or remedies;

            (c) Bridge has granted to the Prepetition Lenders which previously held a security interest in the Note, a replacement security interest in and against the Preferred Stock, and a security interest in and to the Ground Lease and in the total payments provided for in Section 6(a) below, such security interests to be granted in and evidenced by documents reasonably acceptable to the Prepetition Lenders. Bridge hereby covenants and agrees that it will promptly upon the execution hereof take all steps necessary and reasonable to grant such security interests and to execute all documents necessary to effectuate the transactions contemplated in this Supplemental Agreement;

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            (d) SAVVIS Shall have entered into an agreement with Reuters as called for in Section 6 below.

         6. Reuters Board Rights. SAVVIS shall enter into an agreement with Reuters, which Agreement provides Reuters with certain rights to either designate one (1) director to the board of directors of SAVVIS (the "SAVVIS Board") and/or to select a designee to attend all meetings of the SAVVIS Board and any committee thereof as an observer.

         7. The Ground Lease and Related Subordination, Non-Disturbance and Attornment Agreement. Bridge Data presently owns a parcel of land located at 587 McDonnell Boulevard, Hazelwood, St. Louis County, Missouri (the "Hazelwood Land") upon which SAVVIS, with the express prior knowledge and consent of Bridge, has constructed a Data Center and related improvements (the "SAVVIS Data Center"). The parties have agreed as follows with respect to the SAVVIS Data Center located on the Hazelwood Land:

            (a) Concurrently with the execution hereof, Bridge Data will enter into a ground lease with a ninety-nine (99) year term and a rent commencement date of December 1, 2001, with rent due monthly at the rate of approximately $27,443 per month (the "Ground Lease"). The Ground Lease will contain other provisions which have been mutually agreed to between Bridge Data and SAVVIS, will be substantially in the form attached hereto as "Exhibit B", a memorandum of which will be recorded in the real estate records of St. Louis County, Missouri as soon as reasonably possible upon its execution;

            (b) Concurrently with the execution hereof, Bridge Data will obtain from Harris Trust and Savings Bank, as administrative agent ("Harris"), and Harris will execute in favor of SAVVIS a Subordination, Non-Disturbance and Attornment Agreement in substantially the form attached to the Ground Lease ("SNDA"), which SNDA will contain other provisions which have been mutually agreed to between Bridge Data and SAVVIS, will be in substantially the form attached hereto as "Exhibit C", will promptly be delivered to SAVVIS and will be recorded in the real estate records of St. Louis County, Missouri as soon as reasonably possible upon its execution; and

            (c) Bridge Data, consistent with the authority contained in Paragraph 37(b) of the Sale Order, will grant Buyers a security interest in and against the Hazelwood Land to secure the Buyers' interim financing to SAVVIS pursuant to the provisions of the Asset Purchase Agreement.

         8. The Termination Payment to be Paid from Bridge to SAVVIS. SAVVIS will incur in the future certain termination liability to third parties with respect to the termination of certain circuits no longer necessary to Bridge under the Bridge NSA given the specific ongoing needs of Buyers with respect to the assets to be purchased pursuant to the Asset Purchase Agreement. The parties have agreed to fully and finally settle SAVVIS' claims against Bridge in respect of such termination liabilities as follows:

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

            (a) In addition to all other postpetition amounts owing from Bridge to SAVVIS under the Bridge NSA, Bridge agrees to make a Termination Liability Payment to SAVVIS in the total amount of Five Million Two Hundred Fifty Thousand U.S. Dollars ($5,250,000) subject to Section 7(c) below;

            (b) As soon as reasonably practicable, Bridge shall provide SAVVIS with a list of those circuits Bridge believes will be terminated and the date on which such circuits will be terminated. The Termination Liability Payment to SAVVIS will be made in three installments of $1,750,000 each with the first such installment being due on the date on which Bridge provides SAVVIS with the definitive list of circuits to be terminated and on the same day of each month thereafter; provided, however, in the event the Asset Purchase Agreement is closed prior to the time the Termination Liability Payment is paid in full, Bridge shall pay the remaining portion of the Termination Liability to SAVVIS on the date the Asset Purchase Agreement is closed. The Termination Liability Payments shall be made by wire transfer made in time to be received by SAVVIS on each such due date with written confirmation provided to SAVVIS in accordance with the Notice provisions contained in Section 14 of this Supplemental Agreement; and

            (c) In the event that the Bridge-Asia operations are continued and there are no termination liabilities associated with such continuation, then the final Termination Liability Payment shall be reduced by $1,750,000. In the event the Bridge-Asia operations are continued and there are termination liabilities incurred, the Termination Liability Payment shall be reduced by the difference between $1,750,000 and the actual termination liability actually incurred with regard thereto. In the event the Bridge-Asia operations are discontinued, Bridge shall pay the Termination Liability as set forth in Section 7(b) above.

         9. Agreement Regarding Bridge-Asia and Bridge-Europe Bridge Affiliate and Subsidiary Debts Owed to SAVVIS. Bridge Information Systems, Inc. has certain affiliates and/or subsidiaries which operate in Asia ("Bridge-Asia Affiliates") and in Europe ("Bridge-Europe Affiliates") which are not debtors-in-possession directly subject to the Bankruptcy Court's jurisdiction in the jointly-administered Case. SAVVIS is owed amounts, however, relating to the provision of services (pursuant to the Bridge NSA and related subagreements) for the benefit of the Bridge-Asia Affiliates and of the Bridge-Europe Affiliates. Bridge agrees subsequent to the execution of this Supplemental Agreement to exercise its reasonable commercial efforts to assist SAVVIS in connection with the collection of amounts due from Bridge-Asia and/or Bridge-Europe affiliates, but Bridge does not hereby make any guarantee or warranty of collectibility to SAVVIS with respect to the indebtedness described in this Section 8.

         10. Condition Precedent to Effectiveness. This Supplemental Agreement's effectiveness and performance (as well as SAVVIS' agreement to enter into the Reuters NSA) is subject to the sole condition precedent that the agreements herein set forth must be approved by the requisite percentage in amount of Lenders (as that term is defined in the Sale Order), and upon written notice from Lenders that such approval has been granted, the parties shall take immediate steps to effectuate each of the provisions herein contained as soon as possible.

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         11. Time of Essence. Time is of the essence with respect to each of the provisions of this Supplemental Agreement.

         12. Dispute Resolution. Any dispute hereunder shall be submitted for decision and resolution, by express agreement of the parties, to the Bankruptcy Judge then assigned to the Case.

         13. SAVVIS' Continuing Right to Participate in Case. SAVVIS has and had other relationships with and to Bridge, including without limitation certain stipulations previously entered into between Bridge and SAVVIS with Sprint, MCI WorldCom and AT&T, determination of the net amount, if any, remaining due to SAVVIS from Bridge for services provided under the Bridge NSA during the period on and/or subsequent to February 16, 2001. Nothing herein precludes or inhibits SAVVIS' continuing right to participate in the Case and receive notice and be heard as a creditor and party-in-interest in the Case subsequent to the date hereof.

         14. Specific Performance. The parties hereto agree that there is no adequate remedy at law for a prospective breach of this Supplemental Agreement and that any aggrieved party shall be entitled to seek specific performance with respect hereto.

         15. Notices. Any notice to be given hereunder shall be given in writing, effective upon actual receipt whether sent by mail, express mail, delivery or facsimile and shall be forwarded to:

              If to Bridge or Bridge Data:

                  Sankar Krishnan
                  Chief Restructuring Officer
                  Bridge Information Systems, Inc.
                  3 World Financial Center
                  New York, New York 10281

              with a copy to:

                  Thomas J. Moloney, Esq.
                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York 10006-1470

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              If to SAVVIS:

                  Steven M. Gallant, Esq.
                  General Counsel
                  SAVVIS Communications Corporation
                  717 Office Parkway
                  St. Louis, Missouri 63141

              with a copy to:

                  Robert H. Brownlee, Esq.
                  Thompson Coburn LLP
                  One Firstar Plaza, Suite 3500
                  St. Louis, Missouri 63101

         16. Governing Law. This Supplemental Agreement shall be interpreted in accordance with the substantive law of the State of Missouri without regard to any principle(s) of conflicts of law.

         17. Further Assurances. Each party shall execute and deliver such reasonable additional instruments and other reasonable documents and shall take such further reasonable actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Supplemental Agreement and the transactions contemplated hereby.

         18. Execution in Counterparts. This Supplemental Agreement may be executed in counterparts, including the forwarding of facsimile signature counterparts, one full set of which shall constitute a complete original.

         19. Headings. The headings to the Sections hereof are included for convenience only and do not change, modify or alter in any way the substantive terms hereof.

         20. Modification/Amendment. This Supplemental Agreement may not be modified, amended or altered in any way except by a writing signed by all parties hereto, which writing shall not be effective without the express written consent of Lenders.

         21. Binding Agreement. This Supplemental Agreement shall be binding upon each of the parties hereto and their respective successors and/or assigns.

         IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement as of the 3rd day of May, 2001.

                                       BRIDGE INFORMATION SYSTEMS, INC.


                                       By: /s/ Sankar Krishnan
                                          --------------------------------------
                                          Title: Chief Restructuring Officer
                                                --------------------------------

                                    BRIDGE DATA COMPANY


                                    By: /s/ Sankar Krishnan
                                       -----------------------------------------
                                       Title: Chief Restructuring Officer
                                             -----------------------------------





                                    SAVVIS COMMUNICATIONS CORPORATION,
                                    a Delaware Corporation


                                    By:         /s/ Steven M. Gallant
                                       -----------------------------------------
                                       Title: Vice President, General Counsel
                                             -----------------------------------



                                    SAVVIS COMMUNICATIONS CORPORATION,
                                    a Missouri Corporation


                                    By:         /s/ Steven M. Gallant
                                       -----------------------------------------
                                       Title: Vice President, General Counsel
                                             -----------------------------------




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